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                            MAYER, BROWN, ROWE & MAW

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441


                                                                  MAIN TELEPHONE
                                                                   312-782-0600
                                                                     MAIN FAX
                                                                   312-701-7711

                                November 18, 2002

Bond Securitization, L.L.C.
1 Bank One Plaza
Chicago, Illinois 60670

               Re:  New South Motor Vehicle Trust 2002-A
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel for Bond Securitization, L.L.C. ("Bond Securitization") in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-72708) of Bond Securitization, L.L.C. ("Bond Securitization"), together with the exhibits thereto (as amended, the "Registration Statement"), registering asset backed notes and asset backed certificates, which will be issued in series from time to time, and (ii) the Prospectus, dated November 18, 2002, and the Prospectus Supplement, dated November 18, 2002 (together, the "Prospectus"), filed by Bond Securitization with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance by New South Motor Vehicle Trust 2002-A (the "Trust") of $34,900,000 Class A-1 Asset Backed Notes, $44,500,000, Class A-2 Asset Backed Notes and $57,951,213 Class A-3 Asset Backed Notes (the "Series 2002-A Notes"). You have requested our opinion regarding the description of material tax consequences related to the issuance of the Series 2002-A Notes (the "Offering") as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

     Our opinion is based on our examination of the Prospectus, the Indenture, to be dated on or about November 26, 2002 (the "Indenture"), each by and between the Trust and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Series 2002-A Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Series 2002-A Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

     Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions "Summary of Terms--Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" in the Prospectus Supplement and under the heading "Material Federal Income Tax Consequences" in the Base Prospectus as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the captions "Summary of Terms--Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" included in the Prospectus Supplement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of Bond Securitization's Current Report on Form 8-K, dated on or about November 18, 2002, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

                                        Very truly yours,


                                        /s/ Mayer, Brown, Rowe & Maw
                                        ----------------------------
                                        Mayer, Brown, Rowe & Maw


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